Clover Health Provides Notice Associated with Previously Disclosed Settlement of Shareholder Derivative Actions

Franklin, TN – April 4, 2024 – As previously disclosed, most recently in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, Clover Health Investments, Corp. (the “Company”) has reached an agreement to resolve shareholder derivative actions pending in four jurisdictions. The actions are captioned: (1) Sun v. Garipalli, et al., No. 3:21-cv-0311 (M.D. Tenn.); (2) In re: Clover Health Investments Corp. Derivative Litig., No. 1:21-cv-00191 (D. Del.); (3) In re Clover Health Investments, Corp. Stockholder Derivative Litig., Index No. 655420/2021 (N.Y. Sup. Ct., N.Y. Cnty.); and (4) Davies v. Garipalli, et al., No. 2021-1016-SG (Del. Ch.) (collectively the “Shareholder Derivative Actions”). The Shareholder Derivative Actions were filed in the wake of the Company’s de-SPAC transaction.

As previously disclosed, on February 5, 2024, the plaintiffs in the Shareholder Derivative Actions, on the one hand, and the Company, on the other hand, executed a Stipulation and Agreement of Settlement dated February 2, 2024 (the “Stipulation”), which, subject to final court approval, provides the defendants in the Shareholder Derivative Actions with customary releases and, as previously disclosed, will require the Company to implement a suite of corporate governance enhancements (the “Settlement”). The Settlement does not involve any monetary payment, other than payment of an award of fees and expenses to plaintiffs’ counsel in the amount of $2.5 million, which remains subject to final court approval.

The Settlement is subject to definitive documentation and final court approval. On March 5, 2024, the United States District Court for the Middle District of Tennessee entered an Order Preliminarily Approving Settlement and Providing for Notice, and scheduled a hearing for July 11, 2024 to determine whether to give final approval to the Settlement.
A copy of the Stipulation and exhibits thereto, which include formal Settlement notices directed to current Company stockholders and provide detail regarding the Settlement, are available on the Company’s investor relations website at https://investors.cloverhealth.com/.

Forward-Looking Statements
Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and the Company’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding the litigation and proposed settlement, including definitive documentation and final court approval, as well as expectations related to the Company’s profitability, liquidity, future performance, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Additional information concerning these and other risk factors is contained in the Company’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2024, and in our subsequent filings with the SEC, including the Risk Factors section therein. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, the Company undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease.

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com